SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) July 13, 2001
                                  -------------

                            TWISTEE TREAT CORPORATION
                             -----------------------
             (Exact name of registrant as specified in its charter)

            Delaware                   294339                43-1796135
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(State or other jurisdiction         (Commission              (IRS Employer
       of incorporation)             File Number)           Identification No.)

228 West 4th Street, Suite 227, Kansas City, Missouri              64105
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     (Address of principal executive offices)                    (Zip Code)

    Registrant's telephone number, including area code        (816) 842-1116
                          -----------------------------

Item  4.  CHANGES  IN  REGISTRANT'S  CERTIFYING  ACCOUNTANT

(a) On July 11, 2001, we dismissed Weinberg & Company, P.A. as our independent accountants. The audit report of Weinberg & Company, P.A. for the year ended November 30, 2000 contained a going concern opinion qualification because of Weinberg & Company, P.A.'s doubt about our ability to continue as a going concern based on our difficulties in meeting our financial needs, our recurring losses from operations and our negative working capital. The audit reports of Weinberg & Company, P.A. for the past two years did not contain any other adverse opinion or disclaimer of opinion, or qualification or modification as to uncertainty, audit scope or accounting principles.

The decision to change accountants was recommended and approved by our board of directors.

During our two most recent fiscal years and the interim period through July 11, 2001, we did not have any disagreements with Weinberg & Company, P.A. on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

(b) We appointed Malone & Bailey, PLLC, as our new independent accountants on July 11, 2001. We have not consulted Malone & Bailey, PLLC at any time prior to their appointment concerning either the application of accounting principles to a specific completed or contemplated transaction or the type of audit opinion that might be rendered on our financial statements.


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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July  13,  2001

     TWISTEE  TREAT  CORPORATION


     By:  /s/  Stephen  Wells
     ------------------------------------
     Stephen  Wells,  President


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INDEX  TO  EXHIBITS

Exhibit  16  Letter  on  Change  in  Certifying  Accountant

The Company intends to file the letter on change in certifying accountant as an amendment.


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